RESTATED VOTING AGREEMENT

         THIS RESTATED VOTING AGREEMENT is made and entered into as of May 1, 2000 (this "Agreement") between SOFTBANK Capital Partners LP, a Delaware limited partnership ("SOFTBANK Capital Partners"), SOFTBANK Capital Advisors Fund LP, a Delaware limited partnership ("SOFTBANK Advisors" and, together with SOFTBANK Capital Partners, "SOFTBANK"), and Michael G. Rubin (the "Principal Stockholder"). This Agreement amends and restates the Voting Agreement, dated as of June 10, 1999 (the "Prior Agreement"), between SOFTBANK America Inc. ("SOFTBANK America") and the Principal Stockholder.

         The Prior Agreement is hereby terminated in its entirety and restated herein. Such termination and restatement is effective upon execution of this Agreement by the parties listed on the signature page hereto.

                                    RECITALS

         WHEREAS, on June 10, 1999, Global Sports, Inc., a Delaware corporation (the "Company"), and SOFTBANK America entered into a purchase agreement, pursuant to which SOFTBANK America acquired 6,153,850 shares of the Company's common stock, par value $0.01 per share (the "Common Stock");

         WHEREAS, SOFTBANK America subsequently assigned its 6,153,850 shares of the Company's Common Stock to SOFTBANK Capital Partners and SOFTBANK Advisors;

         WHEREAS, on April 27, 2000, the Company, SOFTBANK Capital Partners and SOFTBANK Advisors entered into a purchase agreement (the "Purchase Agreement"), pursuant to which SOFTBANK Capital Partners and SOFTBANK Advisors intend to acquire, in the aggregate, an additional 2,500,000 shares of the Company's Common Stock; and

         WHEREAS, as an inducement and a condition to consummating the Purchase Agreement, the Principal Stockholder has required that SOFTBANK agree, and SOFTBANK has agreed, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the covenants set forth herein, and for other good and valuable consideration, intending to be legally bound hereby, the parties agree as follows:

     1.  Definitions. For purposes of this Agreement:

         (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act.

         (b) "Continuing Director" shall initially mean Michael Rubin, Jeffrey Rayport and Harvey Lamb, and any director who is thereafter chosen to fill any vacancy on the Board of Directors or who is elected as a director and who, in either event, is not a director designated by (i) SOFTBANK pursuant to Section
5.2 of the Purchase Agreement or (ii) TMCT Ventures, L.P. pursuant to Section
5.2 of the Stock Purchase Agreement, dated April 27, 2000, between the Company and TMCT Ventures, L.p., and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of the Continuing Directors then on the Board of Directors.

         (c) "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

     2.  Composition and Nomination of Board of Directors.

         2.1 Board Composition Requirements. At any meeting of stockholders at which directors are to be elected and with respect to any written consent of stockholders of the Company in lieu of a meeting relating to the election of directors, SOFTBANK shall vote, or execute and deliver a written consent with respect to, all shares of Common Stock

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and any other voting securities of the Company held of record or Beneficially
Owned by it with respect to all directorships other than those which SOFTBANK is entitled to designate pursuant to Section 5.1 of the Purchase Agreement(the "SOFTBANK Designees"), (a) in favor of the Continuing Directors at such time and
(b) against the election of any directors other than the Continuing Directors.

         2.2 Removal of Directors. Except as otherwise provided in this Section 2.2, SOFTBANK agrees not to take any action to remove, with or without cause, any director of the Company other than the SOFTBANK Designees. Notwithstanding the foregoing, the Principal Stockholder shall at all times have the right to remove and to cause SOFTBANK to remove, with or without cause, any or all of the directors other than the SOFTBANK Designees.

         2.3 Vacancies. If a vacancy in the office of a Continuing Director is created on the Board of Directors by reason of the death, disability, removal or resignation of any one of the Continuing Directors, SOFTBANK shall promptly take all necessary and appropriate action, including voting, or executing and delivering a written consent with respect to, the shares of Common Stock and any other voting securities of the Company then held of record or Beneficially Owned by SOFTBANK in such a manner to ensure that such vacancy is filled with a Continuing Director.

     3. Certificate of Incorporation and Bylaws. SOFTBANK shall vote all shares of Common Stock and any other voting securities of the Company then held of record or Beneficially Owned and shall take all other actions necessary and appropriate (including, without limitation, voting to remove any director) to ensure that the Company's Certificate of Incorporation and Bylaws do not at any time conflict with the provisions of this Agreement.

     4.  Miscellaneous.

         4.1 Modification and Waiver. No amendment or modification of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto. No waiver of any of

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the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions hereof. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

         4.2 Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. Any previous agreement or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement.

         4.3 Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         4.4 No Implied Rights. Nothing herein, express or implied, is intended to or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any interest, rights, remedies or other benefits with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

         4.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws provisions thereof.

         4.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

         4.7 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         4.8 Notices. All notices and other communications under this Agreement shall be in writing, and shall be deemed to have been duly given on the date of delivery if delivered personally or on the third business day after mailing or if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, return receipt requested, and addressed as follows (until any such address is changed by notice duly given):

         (a) if to SOFTBANK, to:

                    c/o SOFTBANK Capital Partners LP
                    10 Langley Road, Suite 403
                    Newton Center, Massachusetts 02459
                    Facsimile No.: (617) 928-9301
                    Attention: Administrative Member

                    with a copy to:

                    Sullivan & Cromwell
                    1888 Century Park East
                    21st Floor
                    Los Angeles, California  90067-1725
                    Telephone:  (310) 712-6650
                    Telecopier: (310) 712-8800
                    Attention:  John L. Savva, Esq.

         (b) if to the Principal Stockholder, to:

                    Global Sports, Inc.
                    1075 First Avenue
                    King of Prussia, Pennsylvania  19406
                    Telephone:  (610) 265-3229
                    Facsimile:  (610) 265-1730
                    Attention:  Michael G. Rubin

                    with a copy to:

                    Blank Rome Comisky McCauley LLP
                    One Logan Square
                    Philadelphia, Pennsylvania  19103
                    Telephone:  (215) 569-5532
                    Facsimile:  (215) 569-5628
                    Attention:  Francis E. Dehel, Esq.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       SOFTBANK CAPITAL PARTNERS LP

                                       By:  Softbank Capital Partners LLC
                                            Its General Partner

                                       By:
                                          -------------------------------
                                          Name:
                                          Title:


                                       SOFTBANK CAPITAL ADVISORS FUND LP

                                       By:  Softbank Capital Partners LLC
                                            Its General Partner

                                       By:
                                          -------------------------------
                                          Name:
                                          Title:


                                       ----------------------------------
                                       MICHAEL G. RUBIN